Exhibit 99.2

TICC Announces Results of Operations for the Quarter and the Year Ended December 31, 2015 and

Announces Quarterly Distribution of $0.29 per Share

GREENWICH, CT – 03/10/2016 – TICC Capital Corp. (NasdaqGS: TICC) (“TICC,” the “Company,” “we,” “us” or “our”) announced today its financial results for the quarter and year ended December 31, 2015, and announced a distribution of $0.29 per share for the first quarter of 2016.

HIGHLIGHTS

•	For the year ended December 31, 2015, we recorded approximately $87.5 million of total investment income and $38.6 million of net investment income, compared to $117.3 million of total investment income and $65.5 million of net investment income for the year ended December 31, 2014.

•	Our core net investment income (“Core NII” also previously referred to as “estimated distributable net investment income”) for the quarter ended December 31, 2015 was approximately $0.26 per share.

o	Core NII represents that portion of our estimated annual taxable net investment income available for distribution to our common shareholders attributable to the quarter. The Company’s distribution policy is based, to a significant extent, on our Core NII.

•	For the quarter ended December 31, 2015, we recorded net investment income of approximately $4.5 million, or approximately $0.08 per share. In the fourth quarter, we also recorded net realized capital losses of approximately $4.2 million and net unrealized depreciation of approximately $67.6 million. Our CLO positions suffered significant price declines in the quarter, with $43.9 million of that net unrealized depreciation associated with our CLO investments. In total, we had a net decrease in net assets resulting from operations of approximately $67.3 million or approximately $1.14 per share for the fourth quarter.

o	Total investment income for the fourth quarter of 2015 amounted to approximately $18.8 million, which represents a decrease of approximately $4.3 million from the third quarter of 2015.
•	For the quarter ended December 31, 2015, we recorded investment income from our portfolio as follows:
▪	approximately $10.0 million from our debt investments,
▪	approximately $8.5 million from our collateralized loan obligation (“CLO”) equity investments, and
▪	approximately $0.3 million from all other sources.

o	While reportable GAAP earnings from our CLO equity class investments for the three months ended December 31, 2015 was approximately $8.5 million, we received or were entitled to receive approximately $19.2 million in distributions. Our experience has been that cash flows have historically represented a reasonable estimate of CLO equity investment taxable earnings. In general, we currently expect our annual taxable income to be higher than our GAAP earnings on the basis of the difference between cash distributions actually received (and record date distributions to be received) and the effective yield income. Our distribution policy will be based upon our estimate of that taxable income (as required for a regulated investment company).

o	Our weighted average credit rating on a fair value basis was 2.2 at the end of the fourth quarter of 2015 (compared to 2.2 at the end of the third quarter of 2015).
o	Our total expenses for the quarter ended December 31, 2015 were approximately $14.3 million, up from the third quarter of 2015 by approximately $2.0 million. We note that in the 4th quarter of 2015, we recognized approximately $2.6 million of incremental expenses primarily related to the engagement of legal and financial advisors to the Company’s Special Committee.

•	Our Board of Directors has declared a distribution of $0.29 per share for the first quarter of 2016.
o	Payable Date: March 31, 2016
o	Record Date: March 17, 2016

•	During the fourth quarter of 2015, we made approximately $20.7 million in additional investments in senior secured loans.

o	For the year ended December 31, 2015, we invested approximately $234.8 million, consisting of $173.8 million in corporate securities and $61.0 million in CLO equity.
o	For the fourth quarter of 2015, we received proceeds of approximately $207.9 million from repayments, sales and amortization payments on our debt investments.

•	As of December 31, 2015, the weighted average yield of our debt investments at current cost was approximately 7.1%, compared with 7.2% as of September 30, 2015.

•	As of December 31, 2015, the weighted average effective yield (GAAP) of CLO equity investments at current cost remained approximately 11.3%, compared with 11.3% as of September 30, 2015.

•	As of December 31, 2015, the weighted average cash yield of our CLO equity investments was approximately 27.4%, compared with 25.4% as of September 30, 2015.

•	As of December 31, 2015, net asset value per share was $6.40 compared with the net asset value per share as of September 30, 2015 of $7.81.

•	At December 31st, we had one investment on non-accrual status with a cost basis of approximately $15.5 million and a fair value of approximately $13.5 million. This loan was purchased for a total of approximately $10.7 million in separate purchases in 2011 and 2013.

•	As previously announced, TICC Funding LLC, a special purpose vehicle and wholly-owned subsidiary of TICC, which had previously entered into a revolving credit facility (the "Facility"), had repaid in full its $150 million of outstanding borrowings under the Facility and had unilaterally terminated the Facility as of December 31, 2015 in accordance with its terms. The Facility had been scheduled to mature on October 27, 2017.

•	Since the November 5, 2015 authorization of our share repurchase program through March 4, 2016, we have repurchased approximately 8.5 million shares of our common stock at a weighted average price of approximately $5.79 for a total of approximately $49.3 million, representing 14.2% of all of our shares outstanding as of September 30, 2015.

•	On March 9, 2016, TICC Management, LLC (the “Adviser”) signed a fee waiver letter that implemented, effective as of April 1, 2016, a series of ongoing fee waivers with respect to the base management fee and income incentive fee payable to the Adviser under the Investment Advisory Agreement between us and the Adviser.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income. This non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures. It should be noted that the current description of core net investment income differs from prior descriptions due to the change in the method of accounting for CLO equity investment income, effective January 1, 2015. Core net investment income represents net investment income adjusted for additional taxable income on our CLO equity investments.

Income from CLO equity investments, for generally accepted accounting purposes, is recorded using the effective yield method. This method requires the calculation of an effective yield to expected redemption based upon an estimation of the amount and timing of future cash flows, including recurring cash flows as well as future principal payments; the difference between the actual cash received (and record date distributions to be received), and the effective yield calculation is an adjustment to cost. Accordingly, investment income recognized on CLO equity investments in the GAAP statement of operations differs from the estimated taxable net investment income (which is generally based upon the cash distributions actually received and record date distributions to be received by us during the period), and the resulting difference is referred to below as “CLO equity additional estimated taxable income. We believe that core net investment income is a useful indicator of performance during this period. Further, because the regulated investment company requirements are to distribute taxable earnings, and capital gains incentive fees may not be fully currently tax deductible, core net investment income provides a better indication of estimated taxable income for the period.

The following table provides a reconciliation of net investment income to core net investment income for the three months and year ended December 31, 2015:

	Three Months Ended December 31, 2015		Year Ended December 31, 2015
	Amount	Per Share Amounts (basic)	Amount	Per Share Amounts (basic)
Net investment income	$4,510,261	$0.08	$38,580,922	0.65
CLO equity additional estimated taxable income	10,681,941	0.18	37,497,502	0.62
Core net investment income	$15,192,202	$0.26	$76,078,424	1.27

We will host a conference call to discuss our fourth quarter and year end results today, Thursday, March 10, 2015 at 10:00 AM ET. Please call 888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, and the replay passcode is 10082261.

A presentation containing further detail regarding our year-end and quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2015, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES - UNAUDITED

	December 31, 2015	December 31, 2014

ASSETS

Non-affiliated/non-control investments (cost: $767,295,604 @ 12/31/15; $999,433,538 @12/31/14)	$638,890,282	$967,612,035
Affiliated investments (cost: $7,392,352 @ 12/31/15; $4,268,722 @ 12/31/14)	6,825,269	1,585,303
Control investments (cost: $16,750,000 @ 12/31/15; $16,800,000 @ 12/31/14)	11,000,000	14,960,000
Total investments at fair value (cost: $791,437,956 @ 12/31/15; $1,020,502,260 @ 12/31/14)	656,715,551	984,157,338
Cash and cash equivalents	23,181,677	20,505,323
Restricted cash	17,965,232	20,576,250
Deferred debt issuance costs	3,769,875	5,669,747
Interest and distributions receivable	12,268,997	11,442,289
Securities sold not settled	7,845,706	-
Other assets	321,044	290,245
Total assets	$722,068,082	$1,042,641,192

LIABILITIES

Accrued interest payable	$2,139,866	$2,596,564
Investment advisory fee and net investment income incentive fee payable to affiliate	4,195,901	6,183,486
Securities purchased not settled	-	11,343,179
Credit facility	-	150,000,000
Accrued expenses	3,278,587	629,127
Notes payable - TICC CLO 2012-1 LLC, net of discount	236,519,017	236,075,775
Convertible senior notes payable	115,000,000	115,000,000
Total liabilities	361,133,371	521,828,131

NET ASSETS
Common stock, $0.01 par value, 100,000,000 share authorized; 56,396,435 and 60,303,769 shares issued and outstanding, respectively	563,965	603,038
Capital in excess of par value	594,047,019	623,018,818
Net unrealized depreciation on investments	(134,722,405)	(36,344,922)
Accumulated net realized losses on investments	(68,772,889)	(63,212,472)
Distributions in excess of net investment income	(30,180,979)	(3,251,401)
Total net assets	360,934,711	520,813,061
Total liabilities and net assets	$722,068,082	$1,042,641,192
Net asset value per common share	$6.40	$8.64

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013

INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$48,556,075	$50,855,738	$52,133,176
Income from securitization vehicles and investments	34,901,766	59,516,739	47,241,423
Commitment, amendment fee income and other income	2,332,680	5,451,167	4,278,203
Total investment income from non-affiliated/non-control investments	85,790,521	115,823,644	103,652,802
From affiliated investments:
Interest income - debt investments	300,544	116,738	-
Total investment income from affiliated investments	300,544	116,738	-
From control investments:
Interest income - debt investments	1,371,874	1,384,358	1,439,341
Total investment income from control investments	1,371,874	1,384,358	1,439,341
Total investment income	87,462,939	117,324,740	105,092,143
EXPENSES
Compensation expense	1,158,622	1,860,683	1,647,971
Investment advisory fees	19,770,170	21,150,190	19,096,229
Professional fees	5,690,799	2,149,699	1,996,290
Interest expense	20,936,057	22,907,942	18,960,677
Insurance	68,679	68,638	68,638
Directors' Fees	514,501	316,500	322,501
Transfer agent and custodian fees	332,796	284,212	229,124
General and administrative	1,340,326	1,398,064	1,589,758
Total expenses before incentive fees	49,811,950	50,135,928	43,911,188
Net investment income incentive fees	(929,933)	5,603,821	6,580,705
Capital gains incentive fees	-	(3,872,853)	(1,192,382)
Total incentive fees	(929,933)	1,730,968	5,388,323
Total expenses	48,882,017	51,866,896	49,299,511
Net investment income	38,580,922	65,457,844	55,792,632

Net change in unrealized depreciation/appreciation on investments
Non-Affiliate/non-control investments	(101,525,472)	(49,550,856)	(3,199,673)
Affiliated investments	7,057,989	1,227,261	-
Control investments	(3,910,000)	(990,000)	(43,821)
Total net change in unrealized depreciation/appreciation on investments	(98,377,483)	(49,313,595)	(3,243,494)

Net realized (losses) gains on investments
Non-Affiliated/non-control investments	425,240	(14,788,183)	6,395,596
Affiliated investments	(6,762,328)	(4,704,466)	-
Total net realized (losses) gains on investments	(6,337,088)	(19,492,649)	6,395,596

Net (decrease) increase in net assets resulting from operations	$(66,133,649)	$(3,348,400)	$58,944,734

Net increase in net assets resulting from net investment income per common share:
Basic	$0.65	$1.11	$1.09
Diluted	$0.65	$1.06	$1.03
Net (decrease) increase in net assets resulting from operations per common share:
Basic	$(1.11)	$(0.06)	$1.15
Diluted	$(1.11)	$(0.06)	$1.09
Weighted average shares of common stock outstanding:
Basic	59,752,896	58,822,732	51,073,758
Diluted	69,786,048	68,855,884	61,106,910

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS - UNAUDITED

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2013	2012	2011
Per Share Data
Net asset value at beginning of period	$8.64	$9.85	$9.90	$9.30	$9.85
Net investment income(1)(3)	0.65	1.11	1.09	0.98	0.92
Net realized and unrealized capital (losses) gains(2)(3)	(1.84)	(1.14)	0.06	0.82	(0.47)
Net change in net asset value from operations	(1.19)	(0.03)	1.15	1.80	0.45
Distributions per share from net investment income	(1.14)	(1.00)	(1.16)	(1.12)	(0.99)
Distributions based on weighted average share impact	0.01	(0.03)	(0.04)	(0.04)	—
Tax return of capital distributions	-	(0.16)	—	—	—
Total distributions(4)	(1.13)	(1.19)	(1.20)	(1.16)	(0.99)
Effect of shares issued, net of offering expenses	-	—	—	(0.04)	(0.01)
Effect of shares repurchased, gross	0.08	0.01	—	—	—
Net asset value at end of period	$6.40	$8.64	$9.85	$9.90	$9.30
Per share market value at beginning of period	$7.53	$10.34	$10.12	$8.65	$11.21
Per share market value at end of period	$6.08	$7.53	$10.34	$10.12	$8.65
Total return(5)	(4.35)%	(17.22)%	14.68%	30.49%	(14.19)%
Shares outstanding at end of period	56,396,435	60,303,769	53,400,745	41,371,286	32,818,428
Ratios/Supplemental Data
Net assets at end of period (000’s)	360,935	520,813	526,242	409,603	305,102
Average net assets (000’s)	487,894	560,169	506,093	363,584	318,305
Ratio of expenses to average net assets	10.02%	9.26%	9.74%	9.35%	4.77%
Ratio of net investment income to average net assets	7.91%	11.69%	11.02%	10.23%	9.42%
Portfolio turnover rate	24.96%	45.91%	38.22%	55.42%	38.47%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gains include rounding adjustments to reconcile change in net asset value per share.
(3)	During the first quarter of 2015, the Company identified a non-material error in its accounting for income from CLO equity investments. Prospectively as of January 1, 2015, the Company records income from its CLO equity investments using the effective yield method in accordance with the accounting guidance in ASC 325-40, Beneficial Interests in Securitized Financial Assets, based upon an estimation of an effective yield to maturity utilizing assumed cash flows. An out-of-period adjustment to net investment income incentive fees, in the amount of $2.4 million, or $0.04 per share, is reflected in the year ended December 31, 2015. Prior period amounts are not materially affected.
During quarter ended September 30, 2015, the Company recorded an out of period adjustment related to a miscalculation of discount accretion which increased interest income and increased investment cost, by approximately $1.4 million. For the year ended December 31, 2015, approximately $1.1 million, or $0.02 per share, of the adjustment related to prior years. The increase in the investment cost has a corresponding effect on the investment's unrealized depreciation of the same amount. Management concluded the adjustment was not material to previously filed financial statements.
(4)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders.
(5)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value per share, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan, excluding any discounts.
(6)	The following table provides supplemental performance ratios measured for the years ended December 31, 2015, 2014, 2013, 2012 and 2011:

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2013	2012	2011
Ratio of expenses to average net assets:
Expenses before incentive fees	10.21%	8.95%	8.68%	6.33%	3.72%
Net investment income incentive fees	(0.19)%	1.00%	1.30%	1.50%	0.70%
Capital gains incentive fees	0.00%	(0.69)%	(0.24)%	1.52%	0.35%
Ratio of expenses, excluding interest expense, to average net assets	5.73%	5.17%	6.00%	7.35%	4.38%

About TICC Capital Corp.

   TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.